Blue Sphere Corporation 10-Q

Exhibit 10.4

April 4, 2017

Eilon Natan

Director of Investments

JMJ Financial

Re: Extension of Certain Deadlines in Promissory Note and Common Stock Purchase Warrants

Dear Eilon:

This letter agreement (this “Letter Agreement”) concerns the Promissory Note issued by Blue Sphere Corporation (“Blue Sphere”) to JMJ Financial (“JMJ”) on October 24, 2016, as amended on March 1, 2017 and March 14, 2017, in the Principal Sum of up to $1,579,500 (the “Note”) and (a) the three Common Stock Purchase Warrants issued by Blue Sphere to JMJ on October 24, 2016, December 20, 2016 and February 14, 2017, numbered as W-10212015, W-12202016 and W-02142017, respectively, and all three as amended on March 1, 2017, and (b) the Common Stock Purchase Warrant issued by Blue Sphere to JMJ on March 14, 2017, numbered as W-03142017 (all four such Common Stock Purchase Warrants, collectively the “Warrants” and each, a “Warrant”). All capitalized terms used but not defined herein shall have the meaning given to such term in the Note or Warrants, as applicable.

Section 6 of the Note and Section 1.11 the Warrants each set forth, in identical form, the following specified events of default:

… or (xxiii) the Issuer fails to obtain from Nasdaq or NYSE by March 31, 2017 conditional approval of the listing of the Issuer’s common stock on The Nasdaq Capital Market or NYSE-MKT subject only to completion of the Public Offering pursuant to the Registration Statement and to the Issuer’s common stock maintaining the minimum price requirements prior to uplisting;

On January 20, 2017, Blue Sphere filed an application to have its common stock listed with The Nasdaq Capital Market (“NASDAQ”), and as of the date hereof, has provided responses to several comments received from NASDAQ. As of the date hereof, the Company has not received NASDAQ’s conditional approval, but has achieved the other timelines set forth in Section 6 of the Note and Section 1.11 the Warrants. The Company anticipates receiving NASDAQ’s conditional approval soon, but presently the dates set forth in Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants do not realistically reflect the current timeline of the Public Offering. Therefore, the undersigned parties hereby agree to the following, effective as of March 31, 2017:

(a)	Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants shall hereinafter be deleted and replaced with the following text:

(xxiii) the Issuer fails to obtain from Nasdaq or NYSE by April 28, 2017 conditional approval of the listing of the Issuer’s common stock on The Nasdaq Capital Market or NYSE-MKT subject only to completion of the Public Offering pursuant to the Registration Statement and to the Issuer’s common stock maintaining the minimum price requirements prior to uplisting;

(b)	The Investor conditionally waives the defaults for the Issuer's failure to meet the original dates set forth in Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor's conditional waiver is conditioned on the Issuer's not being in default of and not breaching any term of the Note or the Warrants or any other Transaction Documents (as defined in the Securities Purchase Agreement Document SPA-10212016 between the Issuer and the Investor) at any time subsequent to the date of this Letter Agreement (if the Issuer triggers an event of default or breaches any term of the Note, the Warrants, or the Transaction Documents at any time subsequent to the date of this Letter Agreement, the Investor may issue a notice of default for the Issuer's failure to meet the original dates set forth in Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants).

Please indicate your acceptance of the foregoing terms and conditions by signing and returning this Letter Agreement to me.

Very truly yours,

/s/ Shlomi Palas
Shlomi Palas
Chief Executive Officer
Blue Sphere Corporation

The undersigned hereby agrees to be bound by this Letter Agreement.

INVESTOR:

/s/ JMJ Financial
JMJ Financial / Its Principal
Date: April 4, 2017